UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place Charlotte, North Carolina 28277 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On December 21, 2005, SPX Corporation, a Delaware corporation (the “Company”), entered into employment agreements and change-of-control severance agreements with Don Canterna and David Kowalski, who had been named officers of the Company on August 24, 2005.  Also on December 21, 2005, the Company entered into amendments to the change of control agreements and employment agreements of each of Christopher Kearney, Patrick O’Leary, Robert Foreman and Thomas Riordan.

Employment Agreements

Under the employment agreements, the Company is not permitted to reduce the annual base salary rate of Mr. Canterna of $350,000 and Mr. Kowalski of $375,000 without the officers’ consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans and/or equity-based compensation plans established or maintained by the Company for its officers. The agreements further provide for participation in such other executive benefit plans offered by the Company, subject to the Company’s right to modify, suspend or discontinue the plans. The officers will also receive standard executive business expense reimbursement, perquisites and vacation entitlements pursuant to the agreements. The agreements have a rolling one-year term. The expiration date is automatically extended by one day for each day of the term that elapses.

Upon termination of employment for any reason, the agreements provide for the following payments and benefits:

• earned but unpaid base salary;

• any earned annual incentive plan bonus, for which the performance measurement period has ended;

• any accrued but unpaid vacation;

• any amounts payable under any of the Company’s benefit plans; and

• unreimbursed business expenses.

Upon termination of employment by reason of death or disability, the officers (or the officers’ estates) will receive—in addition to the payments and benefits provided in the event of termination of employment for any reason—a pro rata portion of any bonus payable under the Company’s annual incentive plan for the year in which such termination occurs determined based on the higher of the actual annual bonus paid for the bonus plan year immediately preceding such termination or the target bonus for the bonus plan year in which such termination occurs.

Upon termination of employment by the Company other than for cause, or upon voluntary termination of employment by the officers for good reason—in addition to the payments and benefits provided in the event of termination of employment for any reason—the agreements provide for the following payments and benefits:

• the base salary and annual bonus that the Company would have paid under the agreement had the officers’ employment continued to the end of the employment term;

• continued coverage under the Company’s executive benefit plans through the end of the employment term, at the same cost to the officers as in effect on the date of the officers’ termination;

• executive perquisites, reduced to the extent comparable perquisites are actually received by or made available to the officers without cost, during the period following the officers’ employment termination through December 31 of the year that includes the first anniversary of the officers’ employment termination;

• the period through the end of the employment term shall continue to count for purposes of determining the officers’ age and service with the Company with respect to eligibility, vesting and the amount of benefits under the Company’s benefit plans to the extent permitted by applicable law;

• any outstanding stock options, restricted stock or other equity-based compensation awards shall immediately vest upon such termination date, and any such stock options shall be immediately exercisable at any time prior to the earlier of one year or the stock option expiration or other termination date; and

• outplacement services.

In the event of certain terminations following a change of control each of Mr. Canterna and Mr. Kowalski will be entitled to the payments and benefits specified in his change-of-control severance agreement, which is described below. Those payments and benefits would replace those provided under the employment agreements to the extent that such payments or benefits would otherwise be duplicative.

The foregoing description of the employment agreements is qualified in its entirety by reference to the text of the employment agreements, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Change-of-Control Severance Agreements

The change-of-control severance agreements entered into with Don Canterna and David Kowalski provide for the payment of compensation and benefits if the officers’ employment terminates following a change of control. In the event of a termination for any reason following a change of control, the affected officer(s) will be entitled to receive all accrued benefits (including a cash bonus payment for the year of termination) through the date of termination. If a termination within 36 months following a change of control is for a reason other than death, disability, retirement or termination by the Company for cause or if employment is terminated by the officer other than for good reason, the officer will be entitled to receive, in addition to the accrued benefits (including a cash bonus payment for the year of termination), the following severance benefits:

• a lump sum payment equal to two times the greater of (1) the officer’s annual salary just prior to the change of control or (2) the officer’s annual salary at the time of termination;

• a lump sum payment equal to two times the greatest of (1) the highest of the officer’s earned bonus amounts  for the three years immediately preceding the termination year, (2) the target bonus under the Company’s Executive Bonus Plan for the termination year, or (3) the earned bonus amount for the termination year, calculated as if the date of termination were the end of that year;

• the continuation of employee benefits and executive perquisites for the lesser of two years or until he obtains comparable benefits and perquisites from another employer;

• for two years, life insurance in an amount equal to twice the officer’s final annual salary and, for the rest of each officer’s life, life insurance in an amount equal to the officer’s final salary;

• immediate vesting of benefits under our pension plan and supplemental pension plan with credit for two additional years of service and for the salary and bonus continuation reflected by the severance compensation lump sum salary and bonus payments;

• lump sum payment of all balances under the Company’s Supplemental Retirement Savings Plan;

• immediate vesting of all options, restricted stock and other equity or incentive compensation awards, and a period of up to two years to exercise the options; and

• outplacement services.

For purposes of the change-of-control severance agreement, a change of control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of the Company’s securities (including in an exchange or tender offer); approval by the stockholders of the Company of (1) liquidation of the Company, (2) the sale of all or substantially all of the Company’s assets, (3) a merger or consolidation (except where the Company’s stockholders continue to hold at least 80% of the voting power of the new or surviving entity); or a change in the majority of the board of directors within a two-year period without the approval of the incumbent board.

The foregoing description of the change-of-control severance agreements is qualified in its entirety by reference to the text of the change of control severance agreements, which are attached as Exhibit 10.3 and Exhibit 10.4 hereto and incorporated herein by reference.

Amendments to Employment Agreements

Each of Christopher Kearney, Patrick O’Leary, Robert Foreman and Thomas Riordan has entered into an amendment to their respective employment agreements with the Company regarding vacation allowances.  The agreements previously specified a minimum annual vacation entitlement and permitted the officers to carry over unused vacation for up to twelve (12) months.  Effective as of December 21, 2005, the employment agreements have been amended to cap the maximum permitted accrual at the amount of the officer’s annual vacation.  These amendments have been entered into on a prospective basis and without forfeiture of any previously earned and accrued vacation entitlement.

The foregoing description of the amendments to the employment agreements is qualified in its entirety by reference to the text of the amendments of the employment agreements, which are attached as Exhibit 10.5 hereto and incorporated herein by reference.

Amendments to Change of Control Agreements

Each of  Christopher Kearney, Patrick O’Leary, Robert Foreman and Thomas Riordan has entered into an amendment to their respective change of control agreements with the Company.  The amendments were occasioned by the Company’s shift in fiscal 2005 away from EVA as a senior executive incentive compensation metric, and are designed to conform the change-of-control severance agreement language to the terminology contained in the current Executive Bonus Plan and any successor plans.

The foregoing description of the amendments to the change-of-control severance agreements is qualified in its entirety by reference to the text of the amendments of the change of control agreements, which are attached as Exhibit 10.6 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Employment Agreement between SPX Corporation and Don L. Canterna dated as of December 21, 2005
10.2	Employment Agreement between SPX Corporation and David A. Kowalski dated as of December 21, 2005
10.3	Change-of-Control Severance Agreement between SPX Corporation and Don L. Canterna dated as of December 21, 2005
10.4	Change-of-Control Severance Agreement between SPX Corporation and David A. Kowalski dated as of December 21, 2005

10.5	Amendments to Employment Agreements Regarding Vacation Accrual Between SPX Corporation and each of Christopher Kearney, Patrick O’Leary, Robert Foreman and Thomas Riordan dated as of December 21, 2005
10.6

Amendments to Change-of-Control Severance Agreements to Conform Bonus Plan References between SPX Corporation and each of Christopher Kearney, Patrick O’Leary, Robert Foreman and Thomas Riordan dated as of December 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: December 28, 2005	By:	/s/ Ross B. Bricker
Ross B. Bricker Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between SPX Corporation and Don L. Canterna dated as of December 21, 2005
10.2	Employment Agreement between SPX Corporation and David A. Kowalski dated as of December 21, 2005
10.3	Change-of-Control Severance Agreement between SPX Corporation and Don L. Canterna dated as of December 21, 2005
10.4	Change-of-Control Severance Agreement between SPX Corporation and David A. Kowalski dated as of December 21, 2005
10.5	Amendments to Employment Agreements Regarding Vacation Accrual Between SPX Corporation and each of Christopher Kearney, Patrick O’Leary, Robert Foreman and Thomas Riordan dated as of December 21, 2005
10.6

Amendments to Change-of-Control Severance Agreements to Conform Bonus Plan References between SPX Corporation and each of Christopher Kearney, Patrick O’Leary, Robert Foreman and Thomas Riordan dated as of December 21, 2005